EXHIBIT 10.6
                                                                    ------------

                          MEMORANDUM OF UNDERSTANDING
                          ---------------------------

     This Memorandum sets forth the terms of a binding agreement between and among Chattem, Inc. ("Chattem"), Kemper Indemnity Insurance Company ("Kemper"), Ken Randall America, Inc. ("KRA"), and Berkshire Hathaway Inc. ("BHP"):

1. Kemper will pay up to $37,500,000.00 (the "Settlement Amount") toward settlement of claims against Chattem by unrelated third-parties alleging injury arising from ingestion of Chattem's Dexatrim products.

2. Kemper will begin paying the Settlement Amount after Chattem or its insurance carriers underlying Kemper have paid the full underlying insurance limits to settle these Dexatrim ingestion injury claims. The Settlement Amount will be paid upon proof of this payment and presentation of Chattem-approved Dexatrim claims to Kemper. Chattem shall have the exclusive right to approve such claims. The Settlement Amount will be used solely to find settlement of Dexatrim ingestion injury claims. Kemper will pay the claims within fourteen (14) business days from presentation of the claims.

3. If, however, establishment of a settlement account is ordered by the Court in the underlying multidistrict litigation, Kemper will fund the account to the extent any portion of the Settlement Amount remains unpaid and is required for funding the account. Kemper must pay the Settlement Amount when the full underlying insurance limits ($27,000,000) have been paid. This will consist of a) $3,615,000 in previously settled claims; and b) $23,385,000 in remaining limits, which will have been paid by Chattem or its underlying insurance carriers into the Court-ordered account before Kemper pays the Settlement Amount. If Kemper pays the Settlement Amount or any portion thereof into a Court-ordered account, Chattem agrees to refund to Kemper the interest earned on such
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     funds from the day Kemper funds the account until the day the funds are disbursed from the account, provided that such interest is refunded to Chattem from the account. Chattem will pay this interest amount to Kemper within fourteen (14) business days after the disbursement of any interest funds from the account.

4. As a possible alternative to the settlement funding alternatives set forth in paragraphs 2 and 3, Kemper and Chattem may agree on Kemper paying the net present value of the full Settlement Amount to Chattem in a single payment. The net present value amount would have to be agreed upon in further negotiation.

5. In no event will Kemper be required to pay any amount greater than the Settlement Amount, and Chattem agrees to reimburse Kemper for any portion of the Settlement Amount or net present value figure that is not used to fund settlement of Dexatrim claims against Chattem.

6. Chattem covenants not to sue for, and fully releases Kemper from, all claims that directly or indirectly relate to Kemper Commercial Excess Liability Policy no. 9YR 001001-01 (the "Policy"), including but not limited to the claims of Chattem for reimbursement under the Policy or for a defense under the Policy, or that are related in any way to the handling of Chattem's claim for coverage, or that are related in any way to litigation brought against Chattem by Kemper. Chattem makes the release on behalf of itself, its affiliates, successors, assigns, agents, officers, employees, and all persons or entities insured under the Policy, and the release applies to Kemper and its affiliates, successors, assigns, agents, officers, employees, insurers and reinsurers. For the purposes of this paragraph, BHI and KRA are not affiliates, successor, assigns, agents, officers, employees, insurers, or reinsurers of Kemper.

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

7. Upon payment of the Settlement Amount, Chattem covenants not to sue for, and fully releases BHI and KRA from, all claims, including but not limited to those that directly or indirectly relate to the Policy, or the handling of Chattem's claim for coverage, or litigation brought against Chattem by Kemper. Chattem makes the release on behalf of itself, its affiliates, successors, assigns, agents, officers, employees, and all persons or entities insured under the Policy, and the release applies to BHI and KRA and their respective affiliates, successors, assigns, agents, officers, employees, insurers, and reinsurers. This paragraph is void should Chattem be required to return the Settlement Amount (or any portion of it) to Kemper, or Kemper's receiver, liquidator or the like. The Settlement Amount does not include the interest that may be paid by Chattem to Kemper.

8. Kemper agrees to dismiss with prejudice its claims in the lawsuit captioned Kemper Indemnity Ins. Co. v. Chattem, Inc., et al., Docket No. 1:03-CV-264 (E.D. Tenn.) (the "Lawsuit"). Chattem likewise agrees to dismiss with prejudice its claims in the Lawsuit against Kemper. These dismissals will be filed by a joint instrument within five (5) days after the execution of this agreement.

9. Chattem agrees to dismiss without prejudice its claims in the Lawsuit against BHI, KRA and all Doe parties. These dismissals will be filed contemporaneously with the joint instrument referenced in paragraph 8 above. Upon payment of the Settlement Amount in full, Chattem agrees to dismiss with prejudice its claims in the Lawsuit against BHI, KRA and all Doe parties. If the Settlement Amount is not paid and Chattem institutes suit against BHI and KRA, BHI and KRA agree not to plead as a defense to such action laches, waiver, estoppel, lapse of time, any statute of limitations, any statute of repose, or

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

     any similar defense based on the failure to bring such action on or after August 21, 2003. The agreement not to assert defenses under this Agreement shall apply only to the extent such defenses are based on the passage of time from August 21, 2003 through the date the Settlement Amount is not paid. This paragraph is void should Chattem be required to return the Settlement Amount (or any portion of it) to Kemper, or Kemper's receiver, liquidator or the like. The Settlement Amount does not include the interest that may be paid by Chattem to Kemper.

10. Notwithstanding any other provision herein, by executing this Memorandum and any later final written settlement agreement, BHI and KRA do not admit but instead deny the validity, merit, actionability, justiciability, or any legal or factual basis whatever of any action that has been or may be brought against them, and specifically reserve and do not waive any defenses they have asserted or may assert, other than those encompassed by the tolling provision above, including but not limited to lack of subject matter jurisdiction, lack of personal jurisdiction, failure to state a claim upon which relief may be granted, and other legal defenses, all of which are not waived.

11. Kemper covenants not to sue Chattem's insurers or any other entity to recover the Settlement Amount or any portion thereof.

12. The parties will promptly reach a mutually acceptable final written agreement embodying the terms herein and other terms acceptable to the parties.

13. Those executing this Memorandum have the authority to do so on behalf of the parties identified below with said executors, and the various parties enter into this Memorandum of Understanding on the express representation of each other party that the executors of this instrument have the authority set forth herein.

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

14. This agreement will be considered executed upon the signature of the last signer below; it may be executed by separate copies; each counterpart or copy is valid; a copy is as valid as an original; and all signed copies will be exchanged by fax immediately between the executors below.



                                             BATES & CAREY
DATED: 12/18/03                              /s/ Richard H. Nicolaides, Jr.
                                             ------------------------------
                                             Richard H. Nicolaides, Jr., Esq.
                                             Suite 900
                                             333 West Wacker Drive
                                             Chicago, IL 60606
                                             ATTORNEYS FOR KEMPER INDEMNITY
                                             INSURANCE CO. AND KEN RANDALL
                                             AMERICA, INC.



                                             SPEARS, MOORE, REBMAN &
                                             WILLIAMS
DATED: 12/19/03                              /s/ Arthur Brock
                                             ------------------------------
                                             Arthur Brock
                                             801 Broad Street
                                             6th Floor
                                             Chattanooga, TN 37402

                                             ATTORNEYS FOR BERKSHIRE
                                             HATHAWAY INC.


                                             McCARTER & ENGLISH, LLP
DATED: 12/18/03                              /s/ J. Wylie Donald
                                             ------------------------------
                                             J. Wylie Donald, Esq.
                                             Four Gateway Center
                                             100 Mulberry Street
                                             Newark, New Jersey 07102
                                             ATTORNEYS FOR CHATTEM, INC.

                                             NWK2: 1118177.06



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